Exhibit 99.2

Beyond Li-ion™

SES AI Reports Fourth Quarter and Full Year 2025 Results

Reports FY 2025 revenue of $21.0 million consistent with previous guidance

Provides FY 2026 revenue guidance of $30 million to $35 million

Contributions expected from all three revenue generating business units in 2026

Continued expansion of Molecular Universe as a proven AI4Science platform

Strong balance sheet expected to provide liquidity into 2028

Woburn, MA (March 4, 2026) - SES AI Corporation (“SES AI”, the “Company,” “we” or “us”) (NYSE: SES), a global leader in the development and manufacturing of AI-enhanced high-performance Li-Metal and Li-ion batteries, today announced its business results for the fourth quarter and year ended December 31, 2025 and provided financial guidance for the year ending December 31, 2026.

Highlights for the fourth quarter and full year 2025 are listed below:

●	Revenue of $4.6 million for the fourth quarter, a 124% increase from $2.0 million in the prior-year period; revenue of $21.0 million in 2025, a 10-fold increase from $2.0 million in 2024.
●	GAAP net loss of $17.0 million in the fourth quarter, or $0.05 loss per share, compared with net loss of $34.5 million, or $0.11 loss per share in the prior-year period; GAAP net loss of $73.0 million in 2025, or $0.22 loss per share, compared with net loss of $100.2 million, or $0.31 loss per share in 2024.
●	Non-GAAP net loss of $11.8 million in the fourth quarter, or $0.04 loss per share, compared with non-GAAP net loss of $19.9 million, or $0.06 loss per share in the prior-year period; non-GAAP net loss of $53.2 million in 2025, or $0.16 loss per share, compared with non-GAAP net loss of $66.4 million, or $0.21 loss per share, in 2024.
●	Exited 2025 with a strong liquidity position of $200 million
●	FY 2026 revenue projected to be in a range of $30 million to $35 million

The Company posted a Letter to Our Shareholders on its Investor Relations website from Founder and CEO Dr. Qichao Hu and Chief Financial Officer Jing Nealis, which provides a business update, details on its fourth quarter and full year 2025 results, and its guidance for 2026.

Qichao Hu, Founder and CEO of SES AI, noted, “During 2025, we continued our transformation through the launch of the Molecular Universe platform by using SES’s expertise in Ai4Science to accelerate battery development and materials discovery. We also established three separate business units in Energy Storage Systems, drones, and materials all focusing on revenue generation. Using the latest version of

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the Molecular Universe platform, we successfully discovered six materials breakthroughs currently being tested by 40+ customers across EVs, drones, ESS, and consumer electronics sectors. Through our joint venture with Hisun, we expect to leverage their 150,000-ton annual global capacity to produce these materials at a commercial scale for customers.”

“Our high energy density Li-Metal and Li-ion cells provide us with a large opportunity in the drone market. We recently announced we expect to convert our manufacturing capacity at our Chungju, South Korea facility from EV to drones form factor and explore greater manufacturing capacity in Southeast Asia to both meet that demand but also to be National Defense Authorization Act compliant. Additionally, through the UZ Energy acquisition, we are now well-positioned to grow our ESS business by offering customers both the hardware and software needed to predict battery health and reduce maintenance costs.

“As we look ahead to 2026, we will continue to focus on our capex-light business model to grow revenue in ESS, drones and materials. The Molecular Universe is changing material discovery in chemistry and material science, and its high quality scientific data and intuition is becoming a valuable asset to the exciting development in AI4Science,” Hu added.

The Company will hold a conference call on Wednesday, March 4, 2026, at 5:00 p.m. ET.

A webcast of the live conference call will be available through SES’s Investor Relations website, https://investors.ses.ai.

The conference call can also be accessed live over the phone by dialing the following numbers:

United States (Toll Free): +1 833-470-1428
International: +1 646-844-6383
https://events.q4inc.com/attendee/730665372

Access Code: 577814

A webcast replay will be available shortly after the call at:
https://investors.ses.ai/events-and-presentations/events/default.aspx

About SES AI:

SES AI Corp. (NYSE: SES) is powering the future of global electric transportation on land and in the air with the world’s most advanced Li-Metal batteries. SES AI is the first battery company in the world to accelerate its pace of innovation by utilizing superintelligent AI across the spectrum of its business, from research and development; materials sourcing; cell design; engineering and manufacturing; to battery health and safety monitoring. Founded in 2012, SES AI is an Li-Metal battery

© 2026 SES AI Corp.

developer and manufacturer headquartered in Boston and with operations in Singapore, Shanghai, and Seoul. Learn more at SES.AI.

SES AI may use its website as a distribution channel of material company information. Financial and other important information regarding SES AI is routinely posted on and accessible through the Company’s website at www.ses.ai. Accordingly, investors should monitor this channel, in addition to following SES AI’s press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Non-GAAP Financial Measures

This press release includes the use of non-GAAP financial measures, which are intended to provide supplemental information regarding our performance. These non-GAAP measures include Non-GAAP net loss and Non-GAAP gross margin.

We use these non-GAAP measures to supplement our financial reporting and to evaluate ongoing operations and results, facilitate internal planning and forecasting, and assess performance against prior periods, industry peers, and the broader market. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles (GAAP) and should not be considered as an alternative to GAAP results. Industry peers and other companies may calculate similar non-GAAP measures differently. Non-GAAP financial measures have limitations, including that they exclude the impact of certain items that are included in the most directly comparable measure calculated and presented in accordance with GAAP, which adjustments reflect the exercise of judgment by management. We believe that these non-GAAP measures, when considered together with the GAAP results, provide investors with an additional understanding of our operating performance. Reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the supplemental non-GAAP information section at the end of this press release.

As presented in the “Reconciliation of Non-GAAP Financial Measures” tables in our Letter to Our Shareholders, each of the non-GAAP financial measures excludes the impact of one or more of the following items for purposes of calculating non-GAAP financial measures to facilitate an evaluation of SES’s current operating performance and a comparison to its past operating performance:

Stock-based compensation expense. SES excludes the impact of stock-based compensation expense from its non-GAAP measures primarily because they are non-cash in nature. Moreover, the impact of this expense is significantly affected by SES’s stock price at the time of an award, which can be volatile and over which management has limited to no control.

© 2026 SES AI Corp.

Depreciation and amortization. This item represents depreciation and amortization of purchased long-lived assets and acquired intangible assets, which are both non-cash expenses. Acquisition related amortization of acquired intangible assets are not reflective of SES’s ongoing financial performance.

Interest income. This item consists primarily of interest income on short term debt securities that primarily includes accretion income from the debt securities as they progress towards their maturity date.

Benefit (provision) from income taxes. This item represents the amount adjusted to SES’s GAAP tax provision or benefit to exclude the impact of the income tax effects of GAAP adjustments that are not reflective of SES’s ongoing financial performance.

(Loss) gain on change in fair value of Sponsor Earn-Out Liability. This item represents the amount adjusted to SES’s GAAP fair value liability for Sponsor Earn-Out shares, which is a non-cash adjustment that is more tied to the change in stock price rather than management’s operational performance.

Definitions

Net loss (Non-GAAP) attributable to SES shareholders represents Adjusted EBITDA adjusted further to reinclude the impact of interest income. Adjusted EBITDA represents EBITDA adjusted to exclude the impact of loss (gain) on change in fair value of Sponsor Earn-Out liability and stock-based compensation. EBITDA represents net loss attributable to SES shareholders adjusted to exclude the impact of interest income, taxes, depreciation and amortization.

Forward-Looking Statements

This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “will,” “goal,” “prioritize,” “plan,” “target,” “expect,” “focus,” “look forward,” “opportunity,” “believe,” “estimate,” “continue,” “anticipate,” “project” and “pursue” or the negative of these terms or similar expressions. These statements are based on the beliefs and assumptions of the management of the Company. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot provide assurance that it will achieve or realize these plans, intentions or expectations. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially

© 2026 SES AI Corp.

different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, among other things, the risk that the market for the Molecular Universe platform is still emerging, and may not achieve the customer interest or growth potential that SES AI expects;  risks related to the development and commercialization of SES AI’s battery technology and the timing and achievement of expected business milestones; risks relating to the uncertainty of achieving and maintaining profitability; risks relating to the uncertainty of meeting future capital requirements; risks relating to the integration of Shenzhen UZ Energy Co., Ltd. into the business of SES;  the market for drones, robotics and air mobility, and for use of SES technology in such applications, is still emerging and may not achieve the growth potential we expect;  potential supply chain difficulties; the ability to obtain raw materials, components or equipment through new or existing supply relationships; our use of artificial intelligence and machine learning may result in legal and regulatory risk;  risks resulting from SES’s strategic alliances and investments; product liability and other potential litigation, regulation and legal compliance; SES’s ability to attract, train and retain highly skilled employees and key personnel; developments in alternative technology or other fossil fuel alternatives; risks related to SES’s intellectual property; business, regulatory, political, operational, financial and economic risks related to SES’s business operations outside the United States; SES’s failure to satisfy certain NYSE listing requirements may result in its Class A common stock being delisted from the NYSE, which could eliminate or adversely affect the trading market for SES Class A common stock; the volatility of SES’s common stock and value of SES’s public warrants;  SES has, in the past, identified material weaknesses in its internal control over financial reporting and may identify material weaknesses in the future or otherwise fail to maintain an effective system of internal controls and other factors described in our filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents that we have filed, or that we will file, with the SEC. Any forward-looking statements made by us in this letter speak only as of the date on which they are made, and subsequent events may cause these expectations to change. We disclaim any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

For the media:

pr@ses.ai

For investors:

ir@ses.ai

© 2026 SES AI Corp.